Ex.99.1

Cambridge Bancorp Announces Completion of Merger with Optima Bank & Trust Company

CAMBRIDGE, Mass. (BUSINESS WIRE)— On April 18, 2019, Cambridge Bancorp (NASDAQ: CATC), parent of Cambridge Trust Company, announced that it completed its merger with Optima Bank & Trust Company (“Optima”) on April 17, 2019. Although the legal closing was effective as of 11:59 p.m. on April 17, 2019, the client and brand conversion is scheduled to occur over the weekend of July 19, 2019. Cambridge Trust has amassed over $1 billion in client wealth management assets in New Hampshire since it began operations in the state in 1992.

“We are pleased to announce that Cambridge Trust and Optima Bank & Trust have completed the merger, and we are excited to build a stronger future for both Cambridge Trust and Optima Bank & Trust as one.  This marks a milestone in our corporate history, and we are excited for the opportunity to provide a full range of private banking and wealth management services in New Hampshire,” noted Denis K. Sheahan, Chairman and CEO.

In connection with the closing of the merger, Daniel Morrison, the former Chairman, President and CEO of Optima, is expected to be appointed to the Boards of Directors of Cambridge Bancorp and Cambridge Trust Company after the Company’s 2019 annual meeting of shareholders, scheduled to be held on May 13, 2019.

Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”) Optima shareholders were entitled to elect the form of merger consideration to be received in the transaction. As a result of the merger, former Optima shareholders received an aggregate of approximately 722,746 shares of Cambridge Bancorp common stock and an aggregate of approximately $3.5 million in cash. Including the shares issued in connection with the merger, Cambridge Bancorp now has approximately 4,846,351 shares of common stock outstanding.

Keefe, Bruyette & Woods, Inc. served as financial advisor and provided a fairness opinion to Cambridge Bancorp and Hogan Lovells US LLP served as its legal counsel. Sandler O'Neill & Partners, LP served as financial advisor and provided a fairness opinion to Optima and Goodwin Procter LLP served as its legal counsel.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 128-year-old Massachusetts chartered commercial bank with approximately $2.1 billion in assets and 10 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $3.1 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.  The addition of Optima’s six banking offices will bring our total full service banking office count to sixteen and allow us to offer comprehensive private banking and wealth management services in New Hampshire.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: difficulties in achieving cost savings from the proposed merger or achieving such cost savings within the expected time frame, difficulties in integrating Optima Bank & Trust Company and Cambridge Trust Company, economic conditions being less favorable than expected, disruptions to the credit and financial markets, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year end December 31, 2018, which the Company filed on March 18, 2019. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Cambridge Bancorp
Michael F. Carotenuto
Chief Financial Officer
617-520-5520